UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2019
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 16, 2019, Telenav, Inc. ("Telenav" or the “Company”) completed the previously announced disposition of its digital advertising operations (the "Ads Business") to inMarket Media, LLC, ("inMarket") (the "inMarket Transaction"). In exchange, inMarket issued to the Company units of inMarket representing a 14.5% member interest in inMarket at the time of the closing of the inMarket Transaction. The Company also received a perpetual, non-exclusive, irrevocable, royalty-free license under software and other intellectual property rights being assigned to inMarket as part of the inMarket Transaction, as set forth in the Asset Purchase Agreement, dated August 8, 2019, by and among the Company, Thinknear, Inc., a wholly owned subsidiary of the Company, and inMarket (the "Asset Purchase Agreement"). Pursuant to the terms of a Transition Services Agreement (the “Transition Services Agreement”), the Company also agreed to provide inMarket with transition services for a period of time generally not to exceed eight months following the closing of the inMarket Transaction.
The foregoing description of the disposition is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. The Asset Purchase Agreement was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on August 8, 2019 and is incorporated by reference herein.
The unaudited condensed consolidated financial statements giving effect to the sale of the Ads Business, and the related notes thereto, are attached hereto as Exhibit 99.1.
Item 8.01 Other Events.
On August 21, 2019, the Company entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C and certain related persons (collectively, the “Nokomis Group”).
Pursuant to the Agreement, the Company agreed that it will nominate Mr. Wes Cummins for election as a Class I director of the Company’s Board of Directors (“Board”) at the Company’s 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. The Company will also recommend that the Company’s stockholders vote, and the Company will solicit proxies, in favor of the election of Mr. Cummins at the 2019 Annual Meeting.
Pursuant to the Agreement, the Nokomis Group has agreed that during the period lasting until 11:59 p.m., Pacific time, on the day of the Company’s 2020 Annual Meeting of Stockholders (the “Restricted Period”), the Nokomis Group will vote all of its shares of the Company’s capital stock in a manner consistent with the Board’s recommendation with respect to any annual or special meeting of stockholders. In addition, the Nokomis Group will observe, during the Restricted Period, customary standstill provisions providing, among other things, that the Nokomis Group will not: (a) engage or in any way participate in a solicitation of proxies with respect to the Company; (b) initiate any shareholder proposals; (c) seek representation on the Board; or (d) seek to control the management, the Board or the policies of the Company. Notwithstanding the foregoing, if at any time the Nokomis Group ceases to hold more than five (5) percent of the Company’s outstanding capital stock, Mr. Cummins will offer to resign as a director. If Mr. Cummins resigns for any reason prior to the expiration of the Restricted Period, all of his granted but unvested equity-based compensation will automatically vest on his date of resignation.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.46 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(b)     Pro forma financial information
The following Unaudited Pro Forma Condensed Consolidated Financial Statements are attached hereto as Exhibit 99.1:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Years Ended June 30, 2019, June 30, 2018 and June 30, 2017
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)    Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 8, 2019, by and among Telenav, Inc., Thinknear, Inc. and inMarket Media, LLC
10.46	Letter Agreement by and among Telenav, Inc. and Nokomis Capital, LLC and its affiliates dated August 21, 2019
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Telenav, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 22, 2019	By:	/s/ Steve Debenham
	Name:	Steve Debenham
	Title:	General Counsel and Secretary